Exhibit 31

CERTIFICATION

I, Joseph C. Papa, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Perrigo Company; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 28, 2013

/s/ Joseph C. Papa
Joseph C. Papa
Chairman, President and
Chief Executive Officer

Exhibit 31

CERTIFICATION

I, Judy L. Brown, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Perrigo Company; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 28, 2013

/s/ Judy L. Brown
Judy L. Brown
Executive Vice President and
Chief Financial Officer